LAW OFFICES
         Ballard Spahr Andrews & Ingersoll, LLP                   BALTIMORE, MD
            1735 MARKET STREET, 51ST FLOOR                           DENVER, CO
         PHILADELPHIA, PENNSYLVANIA 19103-7599               SALT LAKE CITY, UT
                 215-665-8500                                      VOORHEES, NJ
              FAX: 215-864-8999                                  WASHINGTON, DC
          LAWYERS@BALLARDSPAHR.COM                               WILMINGTON, DE





                                February 4, 2005



PBHG Funds
c/o Liberty Ridge Capital, Inc.
1400 Liberty Ridge Drive
Wayne, PA 19087-5593


                  RE:  Shares of PBHG Focused Fund

Ladies and Gentlemen:

                  We have acted as counsel to PBHG Funds, a Delaware statutory trust (the "Company"), in connection with that certain Plan of Reorganization (the "Plan") adopted by the Company, on behalf of its series portfolios, PBHG Focused Fund ("Focused Fund") and PBHG Large Cap Fund ("Large Cap Fund").

                  The Plan provides for the reclassification of the shares of Large Cap Fund and the change of the outstanding shares of Large Cap Fund into shares of Focused Fund based on the net asset values of the two funds (the "Reorganization"). All of the assets and liabilities of Large Cap Fund will become assets and liabilities of Focused Fund. The value of each Large Cap Fund shareholder's account immediately after the Reorganization will be the same as the value of such shareholder's account prior to the Reorganization.

                  In connection with our giving this opinion, we have examined copies of the Company's Certificate of Trust, Agreement and Declaration of Trust (the "Trust Agreement"), and resolutions of the Board of Trustees adopted December 8, 2004, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the shares of Focused Fund to be issued to the Large Cap Fund shareholders pursuant to the Plan (the "Focused Fund Shares") will have been filed by the Company with the Securities and Exchange Commission and will have become effective before the Reorganization occurs.

                  Based on the foregoing, we are of the opinion that the Focused Fund Shares, when issued by the Company to the shareholders of Large Cap Fund in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

                  Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Company shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an Exhibit to the Company's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement.


                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP

                    LAW OFFICES
         Ballard Spahr Andrews & Ingersoll, LLP                    BALTIMORE, MD
            1735 MARKET STREET, 51ST FLOOR                            DENVER, CO
         PHILADELPHIA, PENNSYLVANIA 19103-7599                SALT LAKE CITY, UT
                   215-665-8500                                     VOORHEES, NJ
                FAX: 215-864-8999                                 WASHINGTON, DC
             LAWYERS@BALLARDSPAHR.COM                             WILMINGTON, DE






                             February 4, 2005



PBHG Funds
c/o Liberty Ridge Capital, Inc.
1400 Liberty Ridge Drive
Wayne, PA 19087-5593


                  RE:  Shares of PBHG Large Cap Growth Concentrated Fund

Ladies and Gentlemen:

                  We have acted as counsel to PBHG Funds, a Delaware statutory trust (the "Company"), in connection with that certain Plan of Reorganization (the "Plan") adopted by the Company, on behalf of its series portfolios, PBHG Large Cap Growth Concentrated Fund ("Large Cap Growth Concentrated Fund") and PBHG Select Growth Fund ("Select Growth Fund").

                  The Plan provides for the reclassification of the shares of Select Growth Fund and the change of the outstanding shares of Select Growth Fund into shares of Large Cap Growth Concentrated Fund based on the net asset values of the two funds (the "Reorganization"). All of the assets and liabilities of Select Growth Fund will become assets and liabilities of Large Cap Growth Concentrated Fund. The value of each Select Growth Fund shareholder's account immediately after the Reorganization will be the same as the value of such shareholder's account prior to the Reorganization.

                  In connection with our giving this opinion, we have examined copies of the Company's Certificate of Trust, Agreement and Declaration of Trust (the "Trust Agreement"), and resolutions of the Board of Trustees adopted December 8, 2004, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the shares of Large Cap Growth Concentrated Fund to be issued to the Select Growth Fund shareholders pursuant to the Plan (the "Large Cap Growth Concentrated Fund Shares") will have been filed by the Company with the Securities and Exchange Commission and will have become effective before the Reorganization occurs.

                  Based on the foregoing, we are of the opinion that the Large Cap Growth Concentrated Fund Shares, when issued by the Company to the shareholders of Select Growth Fund in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

                  Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Company shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an Exhibit to the Company's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement.




                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP

                     LAW OFFICES
         Ballard Spahr Andrews & Ingersoll, LLP                    BALTIMORE, MD
            1735 MARKET STREET, 51ST FLOOR                            DENVER, CO
         PHILADELPHIA, PENNSYLVANIA 19103-7599                SALT LAKE CITY, UT
                    215-665-8500                                    VOORHEES, NJ
                 FAX: 215-864-8999                                WASHINGTON, DC
              LAWYERS@BALLARDSPAHR.COM                            WILMINGTON, DE






                                February 4, 2005



PBHG Funds
c/o Liberty Ridge Capital, Inc.
1400 Liberty Ridge Drive
Wayne, PA 19087-5593


                  RE:  Shares of PBHG Strategic Small Company Fund

Ladies and Gentlemen:

                  We have acted as counsel to PBHG Funds, a Delaware statutory trust (the "Company"), in connection with that certain Plan of Reorganization (the "Plan") adopted by the Company, on behalf of its series portfolios, PBHG Strategic Small Company Fund ("Strategic Small Company Fund") and PBHG Emerging Growth Fund ("Emerging Growth Fund").

                  The Plan provides for the reclassification of the shares of Emerging Growth Fund and the change of the outstanding shares of Emerging Growth Fund into shares of Strategic Small Company Fund based on the net asset values of the two funds (the "Reorganization"). All of the assets and liabilities of Emerging Growth Fund will become assets and liabilities of Strategic Small Company Fund. The value of each Emerging Growth Fund shareholder's account immediately after the Reorganization will be the same as the value of such shareholder's account prior to the Reorganization.

                  In connection with our giving this opinion, we have examined copies of the Company's Certificate of Trust, Agreement and Declaration of Trust (the "Trust Agreement"), and resolutions of the Board of Trustees adopted December 8, 2004, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the shares of Strategic Small Company Fund to be issued to the Emerging Growth Fund shareholders pursuant to the Plan (the "Strategic Small Company Fund Shares") will have been filed by the Company with the Securities and Exchange Commission and will have become effective before the Reorganization occurs.

                  Based on the foregoing, we are of the opinion that the Strategic Small Company Fund Shares, when issued by the Company to the shareholders of Emerging Growth Fund in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

                  Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Company shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an Exhibit to the Company's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement.




                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP